CONSULTING AGREEMENT

     Consulting Agreement (this "Agreement"), dated as of the 12th day of August, 1999, by and between Safety Components International, Inc. (the "Company"), a Delaware corporation and Francis X. Suozzi (the "Consultant").

                                              W I T N E S S E T H

         WHEREAS, the Consultant served as a member of the Board of Directors of the Company (the "Board"), since the Company's inception and until July 12,
1999;

     WHEREAS, the Company desires to retain the Consultant, and the Consultant desires to be retained, as a consultant to the Company as provided in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

1. Term. This Agreement shall commence as of the date hereof and shall terminate on one year from the date hereof (the "Term").

2.

3. Services.

4.
(a) The Consultant agrees that during the Term, he will serve as a consultant to the Company and in such capacity, perform such services as the Chief Executive Officer or the Board of Directors of the Company may, from time to time, reasonably request. Consultant's responsibilities shall generally include assistance with financial matters related to the Company, including without limitation, advice regarding the capital structure of the Company and its divisions or subsidiaries, advice regarding the securing of additional financing by the Company and in structuring transactions and assistance with the Company's financial public relations. The Consultant shall report to the Chief Executive Officer of the Company. The Consultant shall be available at such times and places as are reasonably requested by the Company; it being understood, however, that the Consultant has full-time employment and that his services hereunder may be performed at flexible times so as not to interfere with such full-time employment or the other responsibilities of Consultant.

(b)

5. Compensation.

6.
(a) Stock Options. In consideration for the consulting services to be provided hereunder, the Consultant has been granted as of July 23, 1999, an option (the "Option") to purchase up to 75,000 shares of the common stock of the Company (the "Option Shares") at an exercise price per share equal to $5.6875 per share of the common stock of the Company, par value $.01. The Option is exercisable immediately and has a term of ten (10) years. The Option has not been issued pursuant to the Company's 1994 Stock Option Plan, and the terms of the Option shall be as set forth in the Stock Option Agreement annexed hereto as Exhibit A (the "Stock Option Agreement").

(b)

7.  Confidential  Information.

8.

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(a) The Consultant  agrees not to use,  disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as defined below) pertaining to the business of the Company or its subsidiaries except (i) while providing consulting services as provided herein to the Company in the business of and for the benefit of the Company or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company to divulge, disclose or make accessible such information. For purposes of the Agreement, "Confidential Information" shall
mean  non-public   information   concerning  the  Company  or  its  subsidiaries
constituting financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists,
customer  and  supplier   information,   information  relating  to  governmental
relations, discoveries, practices, processes, methods, trade secrets, marketing plans and other non-public, proprietary and confidential information of the Company or its subsidiaries, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company to others not subject to confidentiality agreements. In the event Consultant's engagement hereunder is terminated for any reason, he immediately shall return to the Company all Confidential Information in his possession.

(b)

(c) The Consultant and the Company agree that the covenant regarding confidential information contained in this Section 4 is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. The
Consultant agrees that any breach of the covenant contained in this Section 4 would irreparably injure the Company. Accordingly, the Consultant agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against the Consultant from any court having jurisdiction over the matter, restraining any further violation of this Section 4.

(d)

(e) The provisions of this Section 4 shall extend for the Term and shall survive the termination of the Agreement for two (2) years from the date the Agreement is terminated.

(f)

9. Non-Competition; Non-Solicitation; Non-Disparagement.

10.
(a) The Consultant agrees that, during the Non-Competition Period (as defined in
Section 5(d) below),  without the prior written  consent of the Company:  (i) he
shall  not,  directly  or  indirectly,   either  as  principal  manager,  agent,
consultant, officer, director, greater than two (2 %) percent holder of any class or series of equity securities, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in or otherwise be connected with, any entity which is now or at the time, has material operations which are engaged in any business activity competitive (directly or indirectly) with the business of the Company or its subsidiaries (currently the manufacture and sale of (x) automotive airbag fabric and cushions and metal airbag components; (y) synthetic fabrics; and (z) military ordnance

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products)  including,  for  these  purposes,  any  business  in  which,  at  the termination of his engagement hereunder, there was a bona fide intention on the part of the Company to engage in the future; and (ii) he shall not, on behalf of any competing entity, directly or indirectly, have any dealings or contact with any suppliers or customers of the Company.

(b)

(c) During the Non-Competition Period, Consultant agrees that, without the prior written consent of the Company, (and other than on behalf of the Company), Consultant shall not, on his own behalf or on behalf of any person or entity, directly or indirectly hire or solicit the employment of any employee who has been employed by the Company at any time during the one (1) year period immediately preceding such date of hiring or solicitation.

(d)

(e) The Consultant and the Company agree that the covenants of non-competition and non-solicitation contained in this Section 5 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. The Consultant agrees that any breach of the covenants contained in this Section 5 would irreparably injure the Company. Accordingly, the Consultant agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against the Consultant from any court having jurisdiction over the matter, restraining any further violation of this Section 5.

(f)

(g) The Consultant hereby agrees not to comment adversely or make disparaging remarks concerning the Company or its officers, and the Company agrees not to comment adversely or make disparaging remarks concerning you.

(h)

(i) The provisions of this Section 5 shall extend for the Term (herein referred to as the "Non-Competition Period").

(j)

11. Independent Contractor. The relationship of the Consultant to the Company established by this Agreement is that of an independent contractor, and nothing contained in this Agreement shall be construed to: (a) give the Consultant the power to (i) direct or control any activities of the Company, or (ii) create or assume any obligation on behalf of the Company for any purpose whatsoever; (b) constitute the Consultant as an employee of the Company or, except as provided herein, entitle the Consultant to participate in any employee benefit plans or fringe benefit plans made available to the Company's employees; or (c) constitute the Consultant as an agent of the Company.

12.

13. Return of Documents. Promptly following termination of this Agreement for any reason, the Consultant shall immediately deliver to the Company all plans, designs, drawings, specifications, listings, manuals, memoranda, projections, minutes, records, notebooks, computer programs and similar repositories of or containing Confidential Information, including all copies, then in the Consultant's possession or control or available from persons outside the Company

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receiving such documents from the Consultant, whether prepared by the Consultant or others. At such time, the Consultant shall not retain any copies or abstracts of any such documents.

14.

15.   Notices.   For  the  purposes  of  this   Agreement,   notices  and  other
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, sent by overnight courier or sent by certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal executive office and to Consultant at the address reflected in the Company's records as the Consultant's principal residence, or such other respective address as is last given by either party to the other, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof, one day after deposit with an overnight courier, or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

16.

17.  Successors and Assigns.

18. (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the term the "Company" as used herein shall include its successors and assigns. The terms "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(b)

(c) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Consultant, his heirs, beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall be binding upon and inure to the benefit of the Consultant, his heirs, beneficiaries and legal personal representatives.

(d)

19. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and the Company. No waiver by any party hereto at any time of any breach by any other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by any party which is not expressly set forth in this Agreement.


20.

21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York without giving effect to the conflict of law principles thereof. 2

22. Severability. The provision of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

23.

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24. Entire Agreement and Effect on Other Agreements.  This Agreement constitutes the entirety of the agreement between the parties, and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties on the subject matter hereof. The payments and benefits provided to the Consultant under this Agreement are in lieu of all other salary or benefit continuation benefits to which the Consultant may otherwise be entitled under all other agreements, plans, policies, practices and arrangements, except for the Stock Option Agreement, the Letter Agreement, effective as of July 12, 1999, by and between the Company and the Consultant and the stock option agreements referred to therein.

1. Taxes. The parties acknowledge and agree that the Company will not be obligated to make, and that it is the sole responsibility of the Consultant to make, all periodic filings and payments required to be made in connection with withholding taxes (other then withholding which the Company shall be required to make upon exercise of the Option), estimated taxes or any other federal, state or local taxes, payments or filings required to be made or paid in connection with the stock options granted to the Consultant hereunder.

2.

3. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

4.

5.

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         IN WITNESS  WHEREOF,  the  Company  has  caused  this  Agreement  to be executed by its duly authorized officer and the Consultant has executed this Agreement as of the date set forth above.

1.
2.                                    SAFETY COMPONENTS INTERNATIONAL, INC.
3.
4.
5.                                    By:______________________________________
                                         Name:
6.                                       Title:
7.
8.
9.
10.
11.                                   _________________________________________
12.                                                Francis X. Suozzi

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